THE INFORMATION IN THIS PRICING SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DELIVER THESE SECURITIES UNTIL A FINAL PRICING SUPPLEMENT IS DELIVERED. THIS PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

         Subject to Completion, Pricing Supplement dated July 31, 2003

PROSPECTUS Dated June 11, 2002                     Pricing Supplement No. 68 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-83616
Dated June 11, 2002                                    Dated             , 2003
                                                                 Rule 424(b)(3)

                                    $
                                Morgan Stanley

                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes
                               -----------------
                        8% SPARQS due September 1, 2004
                          Mandatorily Exchangeable for
             Shares of Common Stock of NEXTEL COMMUNICATIONS, INC.

     Stock Participation Accreting Redemption Quarterly-pay Securities(SM)
                                 ("SPARQS(R)")

The SPARQS will pay 8% interest per year but do not guarantee any return of principal at maturity. Instead, the SPARQS will pay at maturity a number of shares of Nextel common stock, subject to our right to call the SPARQS for cash
at any time beginning March     , 2004.

o    The principal amount and issue price of each SPARQS is $       , which is
     equal to the closing price of Nextel common stock on the day we offer the SPARQS for initial sale to the public.

o    We will pay 8% interest (equivalent to $        per year) on the $
     principal amount of each SPARQS. Interest will be paid quarterly, beginning December 1, 2003.

o At maturity, unless we have called the SPARQS for the cash call price, you will receive one share of Nextel common stock in exchange for each SPARQS, subject to adjustment for certain corporate events relating to Nextel. The maturity of the SPARQS may be accelerated under limited circumstances, including in the event of a substantial decline in the price of Nextel common stock.

o    Beginning March     , 2004, we have the right to call all of the SPARQS at
     any time and pay to you the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and
     including the call date, gives you a yield to call of     % per annum on
     the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

o If we decide to call the SPARQS, we will give you notice at least 10 but not more than 30 days before the call date specified in the notice.

o Investing in SPARQS is not equivalent to investing in Nextel common stock. You will not have the right to exchange your SPARQS for Nextel common stock prior to maturity.

o Nextel Communications, Inc. is not involved in this offering of SPARQS in any way and will have no obligation of any kind with respect to the SPARQS.

o We will apply to list the SPARQS to trade under the proposed symbol "NES" on the American Stock Exchange LLC.

You should read the more detailed description of the SPARQS in this pricing supplement. You should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of SPARQS."

The SPARQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-7.

                               -----------------

                            PRICE $       PER SPARQS

                               -----------------

                                        Price to       Agent's     Proceeds to
                                        Public(1)    Commissions    Company(1)
                                        ---------    -----------   -----------
Per SPARQS.............................     $             $             $
Total..................................     $             $             $
---------
(1) Plus accrued interest, if any, from the original issue date.


                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the SPARQS(R) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The SPARQS offered are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the SPARQS at maturity is linked to the performance of the common stock of Nextel Communications, Inc., which we refer to as Nextel Stock, subject to our right
to call the SPARQS for cash at any time on or after March     , 2004.

     "Stock Participation Accreting Redemption Quarterly-pay Securities" and "SPARQS" are our service marks.

Each SPARQS                   We, Morgan Stanley, are offering 8% Stock
costs $                       Participation Accreting Redemption Quarterly-pay
                              Securities(SM) due September 1, 2004, Mandatorily
                              Exchangeable for Shares of Common Stock of Nextel
                              Communications, Inc., which we refer to as the
                              SPARQS. The principal amount and issue price of
                              each SPARQS is $       , which is equal to the
                              closing price of Nextel Stock on the day we offer the SPARQS for initial sale to the public.

No guaranteed                 Unlike ordinary debt securities, the SPARQS do
return of principal           not guarantee any return of principal at
                              maturity. Instead the SPARQS will pay an amount of Nextel Stock at the scheduled maturity date, subject to our prior call of the SPARQS for the applicable call price in cash. Investing in SPARQS is not equivalent to investing in Nextel
                              Stock. If at maturity (including upon an acceleration of the SPARQS) the closing price of Nextel Stock has declined from the day we offer the SPARQS for initial sale to the public, your payout will be less than the principal amount of the SPARQS. In certain cases of acceleration described below under "--The maturity date of the SPARQS may be accelerated," you may instead receive an early cash payment on the SPARQS.

8% interest on the            We will pay interest on the SPARQS, at the rate
principal amount              of 8% of the principal amount per year, quarterly
                              on December 1, 2003, March 1, 2004, June 1, 2004
                              and the maturity date. The interest rate we pay on the SPARQS is more than the current dividend rate on Nextel Stock. The SPARQS will mature on September 1, 2004. If we call the SPARQS, we will pay accrued but unpaid interest on the SPARQS to but excluding the applicable call date.

Payout at maturity            If we have not called the SPARQS and the maturity
                              of the SPARQS has not accelerated, we will
                              deliver to you at the scheduled maturity date a
                              number of shares of Nextel Stock equal to the
                              exchange ratio for each $        principal amount
                              of SPARQS you hold. The initial exchange ratio is one share of Nextel Stock per SPARQS, subject to adjustment for certain corporate events relating to Nextel Communications, Inc., which we refer to as Nextel. You do not have the right to exchange your SPARQS for Nextel Stock prior to maturity.

                              You can review the historical prices of Nextel Stock in the section of this pricing supplement called "Description of SPARQS--Historical Information."

                              If August 22, 2004 is not a trading day or a market disruption event occurs on that day and we elect to call the SPARQS, the scheduled maturity date of the SPARQS will be postponed so that the maturity date will be the tenth calendar day after we send notice of our election. See the section of this pricing supplement called "Description of

                              SPARQS--Maturity Date." The maturity of the SPARQS will be accelerated under the circumstances described below under "--The maturity date of the SPARQS may be accelerated."

Your return on the            The return investors realize on the SPARQS may be
SPARQS may be                 limited by our call right. We have the right to
limited by our call right     call all of the SPARQS at any time beginning
                              March     , 2004, including at maturity, for the
                              cash call price, which will be calculated based
                              on the call date. The call price will be an
                              amount of cash per SPARQS that, together with all
                              of the interest paid on the SPARQS to and
                              including the call date, gives you a yield to
                              call of     % per annum on the issue price of
                              each SPARQS from and including the date of issuance to but excluding the call date.

                              You should not expect to obtain a total yield
                              (including interest payments) of more than     %
                              per annum on the issue price of the SPARQS to the call date. If we call the SPARQS, you will receive the cash call price and not Nextel Stock or an amount based upon the market price of Nextel Stock.

                              The yield to call, and the call price for a
                              particular call date that the yield to call
                              implies, takes into account the time value of any periodic payments that are made on a given investment. That is, in the case of the SPARQS, the yield to call assumes that an investor in the SPARQS earns the yield to call rate on a particular cash flow on the SPARQS, such as an interest payment or the payment of the call price on a particular call date, from the date of issuance of the SPARQS to but excluding the date of the applicable payment. As a result, the call price for any call date is an amount per SPARQS such that the present value of all of the payments made on the SPARQS to and including the applicable call date (i.e., including the call price and all of the interest payments), when discounted to the date of issuance from the payment date of those cash flows at the yield to
                              call rate of     % per annum, equals the issue
                              price of the SPARQS.

                              If we call the SPARQS, we will do the following:

                              o    send a notice announcing that we have
                                   decided to call the SPARQS;

                              o specify in the notice a call date when you will receive payment in exchange for delivering your SPARQS to the trustee; that call date will not be less than 10 nor more than 30 days after the date of the notice; and

                              o specify in the notice the cash call price that we will pay to you in exchange for each SPARQS.

                              If we were to call the SPARQS on March     ,
                              2004, which is the earliest day on which we may call the SPARQS, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date,
                              would be $        per SPARQS. If we were to call
                              the SPARQS on the scheduled maturity date, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date (which is the same date that would have otherwise been the scheduled
                              maturity date), would be $        per SPARQS.

The yield to call on the      The yield to call on the SPARQS is     %, which
SPARQS is     %               means that the annualized rate of return that you
                              will receive on the issue price of the SPARQS if
                              we call the SPARQS will be     %. The calculation
                              of the yield to call takes into account the issue
                              price of the SPARQS, the time to the call date,
                              and the amount and timing of interest payments on
                              the SPARQS, as well as the call price. If we call
                              the SPARQS on any particular
                              call date, the call price will be an amount so
                              that the yield to call on the SPARQS to but
                              excluding the call date will be     % per annum.

The maturity date of the      The maturity date of the SPARQS will be
SPARQS may be                 accelerated upon the occurrence of any of the
accelerated                   following three events:

                                 o    a price event acceleration, which will
                                      occur if the closing price of Nextel
                                      Stock on any two consecutive trading
                                      days is less than $2.00 (subject to
                                      adjustment for certain corporate events
                                      related to Nextel);

                                 o    a reorganization event acceleration,
                                      which will occur if Nextel is subject to a reorganization event in which holders of Nextel Stock receive only cash; and

                                 o    an event of default acceleration, which
                                      will occur if there is an event of
                                      default with respect to the SPARQS.

                              The amount payable to you will differ depending on the reason for the acceleration.

                                 o    If there is a price event acceleration,
                                      we will owe you (i) a number of shares
                                      of Nextel Stock at the then current
                                      exchange ratio and (ii) accrued but
                                      unpaid interest to but excluding the
                                      date of acceleration plus an amount of
                                      cash determined by the Calculation Agent equal to the sum of the present values of the remaining scheduled payments of interest on the SPARQS (excluding such accrued but unpaid interest) discounted to the date of acceleration, as described in the section of this pricing supplement called "Description of SPARQS--Price Event Acceleration."

                                 o    If there is a reorganization event
                                      acceleration and if we have not already
                                      called the SPARQS in accordance with our call right, we will owe you (i) the lesser of (a) the product of (x) the amount of cash received per share of Nextel Stock and (y) the then current exchange ratio and (b) the call price calculated as though the date of acceleration were the call date (but in no event less than the call price for the first call date) and (ii) accrued but unpaid interest to but excluding the date of acceleration.

                                      o    If we have already called the SPARQS
                                           in accordance with our call right, we
                                           will owe you (i) the call price and
                                           (ii) accrued but unpaid interest to
                                           the call date.

                                 o    If there is an event of default
                                      acceleration and if we have not already
                                      called the SPARQS in accordance with our call right, we will owe you (i) the lesser of (a) the product of (x) the market price of Nextel Stock, as of the date of such acceleration and (y) the then current exchange ratio and (b) the call price calculated as though the date of acceleration were the call date (but in no event less than the call price for the first call date) and (ii) accrued but unpaid interest to but excluding the date of acceleration.

                                      o    If we have already called the SPARQS
                                           in accordance with our call right, we
                                           will owe you (i) the call price and
                                           (ii) accrued but unpaid interest to
                                           the date of acceleration.

                              The amount payable to you if the maturity of the SPARQS is accelerated may be substantially less
                              than the $        principal amount of the SPARQS.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
calculation agent             Co. Incorporated, which we refer to as MS & Co.,
                              to act as calculation agent for JPMorgan Chase
                              Bank (formerly known as The Chase Manhattan
                              Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine the call price that you will receive if we call the SPARQS. As calculation agent, MS & Co. will also calculate the amount payable per SPARQS in the event of a price event acceleration and adjust the exchange ratio for certain corporate events relating to Nextel Stock and that we describe in the section of this pricing supplement called
                              "Description of SPARQS--Antidilution
                              Adjustments."

No affiliation with           Nextel is not an affiliate of ours and is not
Nextel                        involved with this offering in any way. The
                              obligations represented by the SPARQS are obligations of Morgan Stanley and not of Nextel.

Where you can find more       The SPARQS are senior notes issued as part of our
information on the SPARQS     Series C medium-term note program. You can find a
                              general description of our Series C medium-term note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections called "Description of Notes--Fixed Rate
                              Notes" and "--Exchangeable Notes."

                              For a detailed description of the terms of the SPARQS, including the specific mechanics for exercise of our call right, you should read the "Description of SPARQS" section in this pricing supplement. You should also read about some of the risks involved in investing in SPARQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the SPARQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the SPARQS.

How to reach us               Please contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                  RISK FACTORS

     The SPARQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Nextel Stock, there is no guaranteed return of principal. Investing in SPARQS is not equivalent to investing directly in Nextel Stock. In addition, you do not have the right to exchange your SPARQS for Nextel Stock prior to maturity. The return investors realize on the SPARQS may be limited by our call right. This section describes the most significant risks relating to the SPARQS. You should carefully consider whether the SPARQS are suited to your particular circumstances before you decide to purchase them.

SPARQS are not ordinary       The SPARQS combine features of equity and debt.
senior notes--                The terms of the SPARQS differ from those of
no guaranteed return of       ordinary debt securities in that we will not pay
principal                     you a fixed amount at maturity. Our payout to you
                              at the scheduled maturity date will be a number of shares of Nextel Stock, unless we have exercised our call right or the maturity of the SPARQS has been accelerated. If the closing price of Nextel Stock at maturity (including upon an acceleration of the SPARQS) is less than the closing price on the day we offer the SPARQS for initial sale to the public, and we have not called the SPARQS, we will pay you an amount of Nextel Stock or, under some circumstances, cash, in either case with a value that is less than the principal amount of the SPARQS.

Your appreciation             The appreciation potential of the SPARQS is
potential is limited by       limited by our call right. The $        issue
our call right                price of one SPARQS is equal to the closing price
                              of one share of Nextel Stock on the day we offer
                              the SPARQS for initial sale to the public. If we
                              exercise our call right, you will receive the
                              cash call price described under "Description of
                              SPARQS--Call Price" below and not Nextel Stock or
                              an amount based upon the closing price of Nextel
                              Stock. The payment you will receive in the event
                              that we exercise our call right will depend upon
                              the call date and will be an amount of cash per
                              SPARQS that, together with all of the interest
                              paid on the SPARQS to and including the call
                              date, represents a yield to call of     % per
                              annum on the issue price of the SPARQS from the
                              date of issuance to but excluding the call date.
                              We may call the SPARQS at any time on or after
                              March     , 2004, including on the maturity date.
                              You should not expect to obtain a total yield
                              (including interest payments) of more than     %
                              per annum on the issue price of the SPARQS to the call date.

Secondary trading             There may be little or no secondary market for
may be limited                the SPARQS. Although we will apply to list the
                              SPARQS on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the SPARQS but is not required to do so.

Market price of the SPARQS    Several factors, many of which are beyond our
will be influenced by many    control, will influence the value of the SPARQS.
unpredictable factors         We expect that generally the market price of
                              Nextel Stock on any day will affect the value of
                              the SPARQS more than any other single factor.
                              However, because we have the right to call the
                              SPARQS at any time beginning March     , 2004 for
                              a call price that is not linked to the market price of Nextel Stock, the SPARQS may trade differently from Nextel Stock. Other factors that may influence the value of the SPARQS include:

                              o the volatility (frequency and magnitude of changes in price) of Nextel Stock

                              o    the dividend rate on Nextel Stock

                              o    geopolitical conditions and economic,
                                   financial, political, regulatory or judicial events that affect stock markets generally and which may affect the market price of Nextel Stock

                              o    interest and yield rates in the market

                              o the time remaining until we can call the SPARQS and until the SPARQS mature

                              o    our creditworthiness

                              o the occurrence of certain events affecting Nextel that may or may not require an adjustment to the exchange ratio

                              Some or all of these factors will influence the price you will receive if you sell your SPARQS prior to maturity. For example, you may have to sell your SPARQS at a substantial discount from the principal amount if the market price of Nextel Stock is at, below, or not sufficiently above the initial market price.

                              You cannot predict the future performance of Nextel Stock based on its historical performance. The price of Nextel Stock may decrease so that you will receive at maturity an amount of Nextel Stock or, under some circumstances, cash, in either case worth less than the principal amount of the SPARQS. In addition, there can be no assurance that the price of Nextel Stock will increase so that you will receive at maturity an amount of Nextel Stock worth more than the principal amount of the SPARQS. If we exercise our call right and call the SPARQS, you will receive the cash call price and not Nextel Stock, and your yield to the call date (including all of the interest paid on the SPARQS) will be % per annum on the issue price of each SPARQS, which may be more or less than the yield on a direct investment in Nextel Stock.

If the SPARQS accelerate,     The maturity of the SPARQS will be accelerated if
you may receive an amount     there is a price event acceleration, a
worth substantially less      reorganization event acceleration or an event of
than the principal amount     default acceleration. The amount payable to you
of the SPARQS                 if the maturity of the SPARQS is accelerated will
                              differ depending on the reason for the
                              acceleration and may be substantially less than the principal amount of the SPARQS. See
                              "Description of SPARQS--Price Event
                              Acceleration," paragraph 5 under "Description of SPARQS--Antidilution Adjustments" and
                              "Description of SPARQS--Alternate Exchange
                              Calculation in Case of an Event of Default."

Morgan Stanley is not         Nextel is not an affiliate of ours and is not
affiliated with Nextel        involved with this offering in any way.
                              Consequently, we have no ability to control the actions of Nextel, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. Nextel has no obligation to consider your interest as an investor in the SPARQS in taking any corporate actions that might affect the value of your SPARQS. None of the money you pay for the SPARQS will go to Nextel.

Morgan Stanley may engage     We or our affiliates may presently or from time
in business with or           to time engage in business with Nextel without
involving Nextel without      regard to your interests, including extending
regard to your interests      loans to, or making equity investments in, Nextel
                              or providing advisory services to Nextel, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about Nextel.
                              Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Nextel. These research reports may or may not recommend that investors buy or hold Nextel Stock.

You have no                   Investing in the SPARQS is not equivalent to
shareholder rights            investing in Nextel Stock. As an investor in the
                              SPARQS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to Nextel Stock.

The antidilution adjustments  MS & Co., as calculation agent, will adjust the
the calculation agent is      amount payable at maturity for certain events
required to make do not       affecting Nextel Stock, such as stock splits and
cover every corporate event   stock dividends, and certain other corporate
that can affect Nextel Stock  actions involving Nextel, such as mergers.
                              However, the calculation agent will not make an adjustment for every corporate event that can affect Nextel Stock. For example, the calculation agent is not required to make any adjustments if Nextel or anyone else makes a partial tender or partial exchange offer for Nextel Stock. If an event occurs that does not require the calculation agent to adjust the amount of Nextel
                              Stock payable at maturity, the market price of the SPARQS may be materially and adversely affected.

Adverse economic interests    Because the calculation agent, MS & Co., is our
of the calculation agent      affiliate, the economic interests of the
and its affiliates may        calculation agent and its affiliates may be
affect determinations         adverse to your interests as an investor in the
                              SPARQS. As calculation agent, MS & Co. will calculate the cash amount you will receive if we call the SPARQS, the amount payable to you in the event of a price acceleration and what adjustments should be made to the exchange ratio to reflect certain corporate and other events.
                              Determinations made by MS & Co, in its capacity as calculation agent, including adjustments to the exchange ratio or the calculation of the amount payable to you in the event of a price event acceleration, may affect the amount payable to you at maturity or upon a price event acceleration of the SPARQS. See the sections of this pricing supplement called "Description of SPARQS--Antidilution Adjustments" and "--Price
                              Event Acceleration."

Hedging and trading activity MS & Co. and other affiliates of ours will carry by the calculation agent and out hedging activities related to the SPARQS,
its affiliates could          including trading in Nextel Stock as well as in
potentially affect the value  other instruments related to Nextel Stock. MS &
of the SPARQS                 Co. and some of our other subsidiaries also trade
                              Nextel Stock and other financial instruments related to Nextel Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day we offer the SPARQS for initial sale to the public could potentially affect the price of Nextel Stock and, accordingly, potentially increase the issue price of the SPARQS and, therefore, the price at which Nextel Stock must close before you would receive at maturity an amount of Nextel Stock worth as much as or more than the principal amount of the SPARQS. Additionally, such hedging or trading activities during the term of the SPARQS could potentially affect the price of Nextel Stock at maturity and, accordingly, if we have not called the SPARQS, the value of the Nextel Stock, or in certain circumstances cash, you will receive at maturity, including upon an acceleration event.

Because the characterization  You should also consider the U.S. federal income
of the SPARQS for U.S.        tax consequences of investing in the SPARQS.
federal income tax purposes   There is no direct legal authority as to the
is uncertain, the material    proper tax treatment of the SPARQS, and therefore
U.S. federal income tax       significant aspects of the tax treatment of the
consequences of an            SPARQS are uncertain. Pursuant to the terms of
investment in the SPARQS      the SPARQS, Morgan Stanley and you agree to treat
are uncertain                 a SPARQS as an investment unit consisting of (i)
                              a terminable forward contract and (ii) a deposit with us of a fixed amount of cash to secure your obligation under the terminable forward contract, as described in the section of this pricing supplement called "Description of SPARQS--United
                              States Federal Income Taxation--General." The terminable forward contract (i) requires you
                              (subject to our call right) to purchase Nextel
                              Stock from us at maturity, and (ii) allows us, upon exercise of our call right, to terminate the terminable forward contract by returning your deposit and paying to you an amount of cash equal to the difference between the call price and the deposit. If the Internal Revenue Service (the
                              "IRS") were successful in asserting an
                              alternative characterization for the SPARQS, the timing and character of income on the SPARQS and your tax basis for Nextel Stock received in exchange for the SPARQS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the SPARQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of SPARQS--United States
                              Federal Income Taxation."

                             DESCRIPTION OF SPARQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "SPARQS" refers to each $ principal amount of our 8% SPARQS due September 1, 2004, Mandatorily Exchangeable for Shares of Common Stock of Nextel Communications, Inc. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Aggregate Principal Amount............  $

Maturity Date.........................  September 1, 2004, subject to acceleration as described below in
                                        "--Price Event Acceleration,"
                                        "--Antidilution Adjustments" and
                                        "--Alternate Exchange Calculation in
                                        Case of an Event of Default," and
                                        subject to extension if the Final Call
                                        Notice Date is postponed in accordance
                                        with the following paragraph.

                                        If the Final Call Notice Date is
                                        postponed because it is not a Trading
                                        Day or due to a Market Disruption Event
                                        or otherwise and we elect to call the
                                        SPARQS, the scheduled Maturity Date
                                        will be postponed so that the Maturity
                                        Date will be the tenth calendar day
                                        following the Final Call Notice Date.
                                        See "--Final Call Notice Date."

Interest Rate.........................  8% per annum (equivalent to $
                                        per annum per SPARQS)

Interest Payment Dates................  December 1, 2003, March 1, 2004, June
                                        1, 2004 and the Maturity Date.

Record Date...........................  The Record Date for each Interest
                                        Payment Date, including the Interest
                                        Payment Date scheduled to occur on the
                                        Maturity Date, will be the date 5
                                        calendar days prior to such Interest
                                        Payment Date, whether or not that date
                                        is a Business Day; provided, however,
                                        that in the event that we call the
                                        SPARQS, no Interest Payment Date will
                                        occur after the Morgan Stanley Notice
                                        Date, except for any Interest Payment
                                        Date for which the Morgan Stanley
                                        Notice Date falls on or after the
                                        "ex-interest" date for the related
                                        interest payment, in which case the
                                        related interest payment will be made
                                        on such Interest Payment Date; and
                                        provided, further, that accrued but
                                        unpaid interest payable on the Call
                                        Date, if any, will be payable to the
                                        person to whom the Call Price is
                                        payable. The "ex-interest" date for any
                                        interest payment is the date on which
                                        purchase transactions in the SPARQS no
                                        longer carry the right to receive such
                                        interest payment.

Specified Currency....................  U.S. dollars

Issue Price...........................  $        per SPARQS

Original Issue Date (Settlement Date).                    , 2003

CUSIP.................................  61748A130

Denominations.........................  $        and integral multiples thereof

Morgan Stanley Call Right.............  On any scheduled Trading Day on or
                                        after March     , 2004 or on the
                                        Maturity Date (including the Maturity
                                        Date as it may be extended and
                                        regardless of whether the Maturity Date
                                        is a Trading Day), we may call the
                                        SPARQS, in whole but not in part, for
                                        the Call Price. If we
                                        call the SPARQS, the cash Call Price
                                        and any accrued but unpaid interest on
                                        the SPARQS will be delivered to the
                                        Trustee for delivery to the Depositary,
                                        which we refer to as DTC, as holder of
                                        the SPARQS, on the Call Date fixed by
                                        us and set forth in our notice of
                                        mandatory exchange, upon delivery of
                                        the SPARQS to the Trustee. We will, or
                                        will cause the Calculation Agent to,
                                        deliver such cash to the Trustee for
                                        delivery to DTC, as holder of the
                                        SPARQS. We expect such amount of cash
                                        will be distributed to investors on the
                                        Call Date in accordance with the
                                        standard rules and procedures of DTC
                                        and its direct and indirect
                                        participants. See "--Book Entry Note or
                                        Certificated Note" below, and see "The
                                        Depositary" in the accompanying
                                        prospectus supplement.

Morgan Stanley Notice Date............  The scheduled Trading Day on which we issue our notice of mandatory exchange,
                                        which must be at least 10 but not more
                                        than 30 days prior to the Call Date.

Final Call Notice Date................  August 22, 2004; provided that if
                                        August 22, 2004 is not a Trading Day or
                                        if a Market Disruption Event occurs on
                                        such day, the Final Call Notice Date
                                        will be the immediately succeeding
                                        Trading Day on which no Market
                                        Disruption Event occurs.

Call Date.............................  The day specified by us in our notice of mandatory exchange, on which we will
                                        deliver cash to DTC, as holder of the
                                        SPARQS, for mandatory exchange, which
                                        day may be any scheduled Trading Day on
                                        or after March     , 2004 or the
                                        Maturity Date (including the Maturity
                                        Date as it may be extended and
                                        regardless of whether the Maturity Date
                                        is a scheduled Trading Day).

Call Price............................  The Call Price with respect to any Call
                                        Date is an amount of cash per SPARQS
                                        such that the sum of the present values
                                        of all cash flows on each SPARQS to and
                                        including the Call Date (i.e., the Call
                                        Price and all of the interest payments
                                        on each SPARQS), discounted to the
                                        Original Issue Date from the applicable
                                        payment date at the Yield to Call rate
                                        of     % per annum computed on the
                                        basis of a 360-day year of twelve
                                        30-day months, equals the Issue Price,
                                        as determined by the Calculation Agent.

                                        The table of indicative Call Prices set
                                        forth below illustrates what the Call
                                        Price per SPARQS would be if we were to
                                        call the SPARQS on March     , 2004
                                        (which is the earliest date on which we
                                        may call the SPARQS) and on any
                                        subsequent scheduled Interest Payment
                                        Date through the scheduled Maturity
                                        Date:

                                        Call Date                    Call Price
                                        ---------                    ----------
                                        March    , 2004............. $
                                        June 1, 2004................ $
                                        September 1, 2004........... $

                                        The indicative Call Prices set forth
                                        above do not include the accrued but
                                        unpaid interest that would also be
                                        payable on each SPARQS on the
                                        applicable Call Date. We may call the
                                        SPARQS on any scheduled Trading Day on
                                        or after March     , 2004 or on the
                                        Maturity Date (including the Maturity
                                        Date as it may be extended and
                                        regardless of whether the Maturity Date
                                        is a scheduled Trading Day).

                                        For more information regarding the
                                        determination of the Call Price and
                                        examples of how the Call Price is
                                        calculated in certain hypothetical
                                        scenarios, see Annex A to this pricing
                                        supplement.

Yield to Call.........................  The Yield to Call on the SPARQS is
                                            %, which means that the annualized
                                        rate of return that you will receive on
                                        the Issue Price of the SPARQS if we
                                        call the SPARQS will be     %. The
                                        calculation of the Yield to Call takes
                                        into account the Issue Price of the
                                        SPARQS, the time to the Call Date, and
                                        the amount and timing of interest
                                        payments on the SPARQS, as well as the
                                        Call Price. If we call the SPARQS on
                                        any particular Call Date, the Call
                                        Price will be an amount so that the
                                        Yield to Call on the SPARQS to but
                                        excluding the Call Date will be     %
                                        per annum. See Annex A to this pricing
                                        supplement.

Exchange at the Maturity Date.........  Unless we have called the SPARQS or their maturity has accelerated, at the
                                        scheduled Maturity Date, upon delivery
                                        of the SPARQS to the Trustee, we will
                                        apply the $        principal amount of
                                        each SPARQS as payment for, and will
                                        deliver, a number of shares of Nextel
                                        Stock at the Exchange Ratio.

                                        We shall, or shall cause the
                                        Calculation Agent to, (i) provide
                                        written notice to the Trustee and to
                                        DTC, on or prior to 10:30 a.m. on the
                                        Trading Day immediately prior to the
                                        scheduled Maturity Date of the SPARQS
                                        (but if such Trading Day is not a
                                        Business Day, prior to the close of
                                        business on the Business Day preceding
                                        the Maturity Date), of the amount of
                                        Nextel Stock to be delivered with
                                        respect to the $        principal
                                        amount of each SPARQS and (ii) deliver
                                        such shares of Nextel Stock (and cash
                                        in respect of interest and any
                                        fractional shares of Nextel Stock) to
                                        the Trustee for delivery to DTC, as
                                        holder of the SPARQS, on the scheduled
                                        Maturity Date. We expect such shares
                                        and cash will be distributed to
                                        investors on the Maturity Date in
                                        accordance with the standard rules and
                                        procedures of DTC and its direct and
                                        indirect participants. See "--Book
                                        Entry Note or Certificated Note" below,
                                        and see "The Depositary" in the
                                        accompanying prospectus supplement.

                                        If the maturity of the SPARQS is
                                        accelerated because of a Reorganization
                                        Event Acceleration (as defined under
                                        paragraph 5 under "--Antidilution
                                        Adjustments" below), or because of a
                                        Price Event Acceleration (as described
                                        under "--Price Event Acceleration"
                                        below) or because of an Event of
                                        Default Acceleration (as defined under
                                        "--Alternate Exchange Calculation in
                                        Case of an Event of Default" below), we
                                        shall provide such notice as promptly
                                        as possible and in no event later than
                                        (i) in the case of an Event of Default
                                        Acceleration, two Trading Days after
                                        the date of acceleration (but if such
                                        second Trading Day is not a Business
                                        Day, prior to the close of business on
                                        the Business Day preceding such second
                                        Trading Day) and (ii) in the case of a
                                        Reorganization Event Acceleration or a
                                        Price Event Acceleration, 10:30 a.m. on
                                        the Trading Day immediately prior to
                                        the date of acceleration (but if such
                                        Trading Day is not a Business Day,
                                        prior to the close of business on the
                                        Business Day preceding the date of
                                        acceleration).

Price Event Acceleration..............  If on any two consecutive Trading Days during the period prior to and ending
                                        on the third Business Day immediately
                                        preceding the Maturity Date, the
                                        product of the Market Price per share
                                        of Nextel Stock and the Exchange Ratio
                                        is less than $2.00, the Maturity Date
                                        of the SPARQS will be deemed to be
                                        accelerated to the third Business Day
                                        immediately following such second
                                        Trading Day (the "date of
                                        acceleration"). See "--Exchange Ratio"
                                        below. Upon such acceleration, with
                                        respect to the $        principal
                                        amount of each SPARQS, we will deliver
                                        to DTC, as holder of the SPARQS, on the
                                        date of acceleration:

                                            o    a number of shares of Nextel
                                                 Stock at the then current
                                                 Exchange Ratio; and

                                            o    accrued but unpaid interest
                                                 to but excluding the date of
                                                 acceleration plus an amount
                                                 of cash, as determined by the
                                                 Calculation Agent, equal to
                                                 the sum of the present values
                                                 of the remaining scheduled
                                                 payments of interest on the
                                                 SPARQS (excluding any portion
                                                 of such payments of interest
                                                 accrued to the date of
                                                 acceleration) discounted to
                                                 the date of acceleration at
                                                 the yield that would be
                                                 applicable to a non-interest
                                                 bearing, senior unsecured
                                                 debt obligation of ours with
                                                 a comparable term.

                                        We expect such shares and cash will be
                                        distributed to investors on the date of
                                        acceleration in accordance with the
                                        standard rules and procedures of DTC
                                        and its direct and indirect
                                        participants. See "--Book Entry Note or
                                        Certificated Note" below, and see "The
                                        Depositary" in the accompanying
                                        prospectus supplement. The present
                                        value of each remaining scheduled
                                        payment will be based on the comparable
                                        yield that we would pay on a
                                        non-interest bearing, senior unsecured
                                        debt obligation having a maturity equal
                                        to the term of each such remaining
                                        scheduled payment, as determined by the
                                        Calculation Agent.

                                        Investors will not be entitled to
                                        receive the return of the $
                                        principal amount of each SPARQS upon a
                                        Price Event Acceleration.

No Fractional Shares..................  Upon delivery of the SPARQS to the
                                        Trustee at maturity, we will deliver
                                        the aggregate number of shares of
                                        Nextel Stock due with respect to all of
                                        such SPARQS, as described above, but we
                                        will pay cash in lieu of delivering any
                                        fractional share of Nextel Stock in an
                                        amount equal to the corresponding
                                        fractional Market Price of such
                                        fraction of a share of Nextel Stock as
                                        determined by the Calculation Agent as
                                        of the second scheduled Trading Day
                                        prior to maturity of the SPARQS.

Exchange Ratio........................  1.0, subject to adjustment for certain corporate events relating to Nextel.
                                        See "--Antidilution Adjustments" below.

Market Price..........................  If Nextel Stock (or any other security for which a Market Price must be
                                        determined) is listed on a national
                                        securities exchange, is a security of
                                        the Nasdaq National Market or is
                                        included in the OTC Bulletin Board
                                        Service ("OTC Bulletin Board") operated
                                        by the National Association of
                                        Securities Dealers, Inc. (the "NASD"),
                                        the Market

                                        Price for one share of Nextel Stock (or
                                        one unit of any such other security) on
                                        any Trading Day means (i) the last
                                        reported sale price, regular way, of
                                        the principal trading session on such
                                        day on the principal United States
                                        securities exchange registered under
                                        the Securities Exchange Act of 1934, as
                                        amended (the "Exchange Act"), on which
                                        Nextel Stock is listed or admitted to
                                        trading (which may be the Nasdaq
                                        National Market if it is then a
                                        national securities exchange) or (ii)
                                        if not listed or admitted to trading on
                                        any such securities exchange or if such
                                        last reported sale price is not
                                        obtainable (even if Nextel Stock is
                                        listed or admitted to trading on such
                                        securities exchange), the last reported
                                        sale price of the principal trading
                                        session on the over-the-counter market
                                        as reported on the Nasdaq National
                                        Market (if it is not then a national
                                        securities exchange) or OTC Bulletin
                                        Board on such day. If the last reported
                                        sale price of the principal trading
                                        session is not available pursuant to
                                        clause (i) or (ii) of the preceding
                                        sentence because of a Market Disruption
                                        Event or otherwise, the Market Price
                                        for any Trading Day shall be the mean,
                                        as determined by the Calculation Agent,
                                        of the bid prices for Nextel Stock
                                        obtained from as many dealers in such
                                        security, but not exceeding three, as
                                        will make such bid prices available to
                                        the Calculation Agent. Bids of MS & Co.
                                        or any of its affiliates may be
                                        included in the calculation of such
                                        mean, but only to the extent that any
                                        such bid is the highest of the bids
                                        obtained. A "security of the Nasdaq
                                        National Market" shall include a
                                        security included in any successor to
                                        such system, and the term "OTC Bulletin
                                        Board Service" shall include any
                                        successor service thereto.

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange, Inc. ("NYSE"), the AMEX, the
                                        Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Book Entry Note or Certificated Note..  Book Entry. The SPARQS will be issued in the form of one or more fully
                                        registered global securities which will
                                        be deposited with, or on behalf of, DTC
                                        and will be registered in the name of a
                                        nominee of DTC. DTC will be the only
                                        registered holder of the SPARQS. Your
                                        beneficial interest in the SPARQS will
                                        be evidenced solely by entries on the
                                        books of the securities intermediary
                                        acting on your behalf as a direct or
                                        indirect participant in DTC. In this
                                        pricing supplement, all references to
                                        actions taken by you or to be taken by
                                        you refer to actions taken or to be
                                        taken by DTC upon instructions from its
                                        participants acting on your behalf, and
                                        all references to payments or notices
                                        to you will mean payments or notices to
                                        DTC, as the registered holder of the
                                        SPARQS, for distribution to
                                        participants in accordance with DTC's
                                        procedures. For more information
                                        regarding DTC and book entry notes,
                                        please read "The Depositary" in the
                                        accompanying prospectus supplement and
                                        "Form of Securities--Global Securities--
                                        Registered Global Securities" in the
                                        accompanying prospectus.

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent.................................  MS & Co.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Exchange Ratio and Call Price for the
                                        SPARQS will be rounded to the nearest
                                        one hundred-thousandth, with five
                                        one-millionths rounded upward (e.g.,
                                        .876545 would be rounded to .87655);
                                        all dollar amounts related to the Call
                                        Price resulting from such calculations
                                        will be rounded to the nearest ten-
                                        thousandth, with five one
                                        hundred-thousandths rounded upward
                                        (e.g., .76545 would be rounded to
                                        .7655); and all dollar amounts paid
                                        with respect to the Call Price on the
                                        aggregate number of SPARQS will be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an investor in the SPARQS,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in making
                                        adjustments to the Exchange Ratio or
                                        determining any Market Price or whether
                                        a Market Disruption Event has occurred
                                        or calculating the amount payable to
                                        you in the event of a Price Event
                                        Acceleration. See "--Antidilution
                                        Adjustments" and "--Market Disruption
                                        Event" below and "--Price Event
                                        Acceleration" above. MS & Co. is
                                        obligated to carry out its duties and
                                        functions as Calculation Agent in good
                                        faith and using its reasonable
                                        judgment.

Antidilution Adjustments..............  The Exchange Ratio will be adjusted as follows:

                                        1. If Nextel Stock is subject to a
                                        stock split or reverse stock split,
                                        then once such split has become
                                        effective, the Exchange Ratio will be
                                        adjusted to equal the product of the
                                        prior Exchange Ratio and the number of
                                        shares issued in such stock split or
                                        reverse stock split with respect to one
                                        share of Nextel Stock.

                                        2. If Nextel Stock is subject (i) to a
                                        stock dividend (issuance of additional
                                        shares of Nextel Stock) that is given
                                        ratably to all holders of shares of
                                        Nextel Stock or (ii) to a distribution
                                        of Nextel Stock as a result of the
                                        triggering of any provision of the
                                        corporate charter of Nextel, then once
                                        the dividend has become effective and
                                        Nextel Stock is trading ex-dividend,
                                        the Exchange Ratio will be adjusted so
                                        that the new Exchange Ratio shall equal
                                        the prior Exchange Ratio plus the
                                        product of (i) the number of shares
                                        issued with respect to one share of
                                        Nextel Stock and (ii) the prior
                                        Exchange Ratio.

                                        3. There will be no adjustments to the
                                        Exchange Ratio to reflect cash
                                        dividends or other distributions paid
                                        with respect to Nextel Stock other than
                                        distributions described in clauses (i),
                                        (iv) and (v) of
                                        paragraph 5 below and Extraordinary
                                        Dividends as described below. A cash
                                        dividend or other distribution with
                                        respect to Nextel Stock will be deemed
                                        to be an "Extraordinary Dividend" if
                                        such dividend or other distribution
                                        exceeds the immediately preceding non-
                                        Extraordinary Dividend for Nextel Stock
                                        by an amount equal to at least 10% of
                                        the Market Price of Nextel Stock (as
                                        adjusted for any subsequent corporate
                                        event requiring an adjustment
                                        hereunder, such as a stock split or
                                        reverse stock split) on the Trading Day
                                        preceding the ex-dividend date (that
                                        is, the day on and after which
                                        transactions in Nextel Stock on the
                                        primary U.S. organized securities
                                        exchange or trading system on which
                                        Nextel Stock is traded or trading
                                        system no longer carry the right to
                                        receive that cash dividend or that cash
                                        distribution) for the payment of such
                                        Extraordinary Dividend. If an
                                        Extraordinary Dividend occurs with
                                        respect to Nextel Stock, the Exchange
                                        Ratio with respect to Nextel Stock will
                                        be adjusted on the ex-dividend date
                                        with respect to such Extraordinary
                                        Dividend so that the new Exchange Ratio
                                        will equal the product of (i) the then
                                        current Exchange Ratio and (ii) a
                                        fraction, the numerator of which is the
                                        Market Price on the Trading Day
                                        preceding the ex-dividend date, and the
                                        denominator of which is the amount by
                                        which the Market Price on the Trading
                                        Day preceding the ex-dividend date
                                        exceeds the Extraordinary Dividend
                                        Amount. The "Extraordinary Dividend
                                        Amount" with respect to an
                                        Extraordinary Dividend for Nextel Stock
                                        will equal (i) in the case of cash
                                        dividends or other distributions that
                                        constitute regular dividends, the
                                        amount per share of such Extraordinary
                                        Dividend minus the amount per share of
                                        the immediately preceding
                                        non-Extraordinary Dividend for Nextel
                                        Stock or (ii) in the case of cash
                                        dividends or other distributions that
                                        do not constitute regular dividends,
                                        the amount per share of such
                                        Extraordinary Dividend. To the extent
                                        an Extraordinary Dividend is not paid
                                        in cash, the value of the non-cash
                                        component will be determined by the
                                        Calculation Agent, whose determination
                                        shall be conclusive. A distribution on
                                        Nextel Stock described in clause (i),
                                        (iv) or (v) of paragraph 5 below that
                                        also constitutes an Extraordinary
                                        Dividend shall cause an adjustment to
                                        the Exchange Ratio pursuant only to
                                        clause (i), (iv) or (v) of paragraph 5,
                                        as applicable.

                                        4. If Nextel issues rights or warrants
                                        to all holders of Nextel Stock to
                                        subscribe for or purchase Nextel Stock
                                        at an exercise price per share less
                                        than the Market Price of Nextel Stock
                                        on both (i) the date the exercise price
                                        of such rights or warrants is
                                        determined and (ii) the expiration date
                                        of such rights or warrants, and if the
                                        expiration date of such rights or
                                        warrants precedes the maturity of the
                                        SPARQS, then the Exchange Ratio will be
                                        adjusted to equal the product of the
                                        prior Exchange Ratio and a fraction,
                                        the numerator of which shall be the
                                        number of shares of Nextel Stock
                                        outstanding immediately prior to the
                                        issuance of such rights or warrants
                                        plus the number of additional shares of
                                        Nextel Stock offered for subscription
                                        or purchase pursuant to such rights or
                                        warrants and the denominator of which
                                        shall be the number of shares of Nextel
                                        Stock outstanding immediately prior to
                                        the issuance of such rights or warrants
                                        plus the number of additional shares of
                                        Nextel Stock which the aggregate
                                        offering price of the total number of
                                        shares of Nextel Stock so offered for
                                        subscription or purchase pursuant to
                                        such rights or warrants would purchase
                                        at the Market Price on the expiration
                                        date of such rights or warrants, which
                                        shall be determined by multiplying such
                                        total number of shares offered by the
                                        exercise price of such rights or
                                        warrants and dividing the product so
                                        obtained by such Market Price.

                                        5. If (i) there occurs any
                                        reclassification or change of Nextel
                                        Stock, including, without limitation,
                                        as a result of the issuance of any
                                        tracking stock by Nextel, (ii) Nextel
                                        or any surviving entity or subsequent
                                        surviving entity of Nextel (a "Nextel
                                        Successor") has been subject to a
                                        merger, combination or consolidation
                                        and is not the surviving entity, (iii)
                                        any statutory exchange of securities of
                                        Nextel or any Nextel Successor with
                                        another corporation occurs (other than
                                        pursuant to clause (ii) above), (iv)
                                        Nextel is liquidated, (v) Nextel issues
                                        to all of its shareholders equity
                                        securities of an issuer other than
                                        Nextel (other than in a transaction
                                        described in clause (ii), (iii) or (iv)
                                        above) (a "Spin-off Event") or (vi) a
                                        tender or exchange offer or
                                        going-private transaction is
                                        consummated for all the outstanding
                                        shares of Nextel Stock (any such event
                                        in clauses (i) through (vi), a
                                        "Reorganization Event"), the method of
                                        determining the amount payable upon
                                        exchange at maturity for each SPARQS
                                        will be adjusted to provide that
                                        investors will be entitled to receive
                                        at maturity, in respect of the $
                                        principal amount of each SPARQS,
                                        securities, cash or any other assets
                                        distributed to holders of Nextel Stock
                                        in or as a result of any such
                                        Reorganization Event, including (i) in
                                        the case of the issuance of tracking
                                        stock, the reclassified share of Nextel
                                        Stock, (ii) in the case of a Spin-off
                                        Event, the share of Nextel Stock with
                                        respect to which the spun-off security
                                        was issued, and (iii) in the case of
                                        any other Reorganization Event where
                                        Nextel Stock continues to be held by
                                        the holders receiving such
                                        distribution, the Nextel Stock
                                        (collectively, the "Exchange
                                        Property"), in an amount with a value
                                        equal to the amount of Exchange
                                        Property delivered with respect to a
                                        number of shares of Nextel Stock equal
                                        to the Exchange Ratio at the time of
                                        the Reorganization Event.
                                        Notwithstanding the above, if the
                                        Exchange Property received in any such
                                        Reorganization Event consists only of
                                        cash, the Maturity Date of the SPARQS
                                        will be deemed to be accelerated (a
                                        "Reorganization Event Acceleration") to
                                        the third Business Day immediately
                                        following the date on which such cash
                                        is distributed to holders of Nextel
                                        Stock (the "date of acceleration")
                                        (unless we exercise or have exercised
                                        the Morgan Stanley Call Right) and we
                                        will deliver to DTC, as holder of the
                                        SPARQS, on such date of acceleration in
                                        lieu of any Nextel Stock and as
                                        liquidated damages in full satisfaction
                                        of Morgan Stanley's obligations under
                                        the SPARQS the lesser of (i) the
                                        product of (x) the amount of cash
                                        received per share of Nextel Stock and
                                        (y) the then current Exchange Ratio and
                                        (ii) the Call Price calculated as
                                        though the date of acceleration were
                                        the Call Date (but in no event less
                                        than the Call Price for the first Call
                                        Date), in each case plus accrued but
                                        unpaid interest to but excluding the
                                        date of acceleration. We expect that
                                        such amount of cash will be distributed
                                        to investors on the date of
                                        acceleration in accordance with the
                                        standard rules and procedures of DTC
                                        and its direct and indirect
                                        participants. If Exchange Property
                                        consists of more than one type of
                                        property, we will deliver to DTC, as
                                        holder of the SPARQS, at maturity a pro
                                        rata share of each such type of
                                        Exchange Property. We expect that such
                                        Exchange Property will be distributed
                                        to investors in accordance with the
                                        standard rules and procedures of DTC
                                        and its direct and indirect
                                        participants. If

                                        Exchange Property includes a cash
                                        component, investors will not receive
                                        any interest accrued on such cash
                                        component. In the event Exchange
                                        Property consists of securities, those
                                        securities will, in turn, be subject to
                                        the antidilution adjustments set forth
                                        in paragraphs 1 through 5.

                                        For purposes of paragraph 5 above, in
                                        the case of a consummated tender or
                                        exchange offer or going-private
                                        transaction involving Exchange Property
                                        of a particular type, Exchange Property
                                        shall be deemed to include the amount
                                        of cash or other property paid by the
                                        offeror in the tender or exchange offer
                                        with respect to such Exchange Property
                                        (in an amount determined on the basis
                                        of the rate of exchange in such tender
                                        or exchange offer or going-private
                                        transaction). In the event of a tender
                                        or exchange offer or a going-private
                                        transaction with respect to Exchange
                                        Property in which an offeree may elect
                                        to receive cash or other property,
                                        Exchange Property shall be deemed to
                                        include the kind and amount of cash and
                                        other property received by offerees who
                                        elect to receive cash.

                                        Following the occurrence of any
                                        Reorganization Event referred to in
                                        paragraph 5 above, (i) references to
                                        "Nextel Stock" under "--No Fractional
                                        Shares," "--Market Price" and "--Market
                                        Disruption Event" shall be deemed to
                                        also refer to any other security
                                        received by holders of Nextel Stock in
                                        any such Reorganization Event, and (ii)
                                        all other references in this pricing
                                        supplement to "Nextel Stock" shall be
                                        deemed to refer to the Exchange
                                        Property into which the SPARQS are
                                        thereafter exchangeable and references
                                        to a "share" or "shares" of Nextel
                                        Stock shall be deemed to refer to the
                                        applicable unit or units of such
                                        Exchange Property, unless the context
                                        otherwise requires.

                                        No adjustment to the Exchange Ratio
                                        will be required unless such adjustment
                                        would require a change of at least 0.1%
                                        in the Exchange Ratio then in effect.
                                        The Exchange Ratio resulting from any
                                        of the adjustments specified above will
                                        be rounded to the nearest one
                                        hundred-thousandth, with five
                                        one-millionths rounded upward.
                                        Adjustments to the Exchange Ratio will
                                        be made up to the close of business on
                                        the third Trading Day prior to the
                                        scheduled Maturity Date.

                                        No adjustments to the Exchange Ratio or
                                        method of calculating the Exchange
                                        Ratio will be required other than those
                                        specified above. The adjustments
                                        specified above do not cover all events
                                        that could affect the Market Price of
                                        Nextel Stock, including, without
                                        limitation, a partial tender or
                                        exchange offer for Nextel Stock.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to the
                                        Exchange Ratio or method of calculating
                                        the Exchange Ratio and of any related
                                        determinations and calculations with
                                        respect to any distributions of stock,
                                        other securities or other property or
                                        assets (including cash) in connection
                                        with any corporate event described in
                                        paragraph 5 above, and its
                                        determinations and calculations with
                                        respect thereto shall be conclusive in
                                        the absence of manifest error.

                                        The Calculation Agent will provide
                                        information as to any adjustments to
                                        the Exchange Ratio or to the method of
                                        calculating the amount payable upon
                                        exchange at maturity of the SPARQS in
                                        accordance with paragraph 5 above upon
                                        written request by any investor in the
                                        SPARQS.

Market Disruption Event...............  "Market Disruption Event" means, with respect to Nextel Stock:

                                            (i) a suspension, absence or
                                            material limitation of trading of
                                            Nextel Stock on the primary market
                                            for Nextel Stock for more than two
                                            hours of trading or during the
                                            one-half hour period preceding the
                                            close of the principal trading
                                            session in such market; or a
                                            breakdown or failure in the price
                                            and trade reporting systems of the
                                            primary market for Nextel Stock as
                                            a result of which the reported
                                            trading prices for Nextel Stock
                                            during the last one-half hour
                                            preceding the close of the
                                            principal trading session in such
                                            market are materially inaccurate;
                                            or the suspension, absence or
                                            material limitation of trading on
                                            the primary market for trading in
                                            options contracts related to Nextel
                                            Stock, if available, during the
                                            one-half hour period preceding the
                                            close of the principal trading
                                            session in the applicable market,
                                            in each case as determined by the
                                            Calculation Agent in its sole
                                            discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that any event described
                                            in clause (i) above materially
                                            interfered with the ability of
                                            Morgan Stanley or any of its
                                            affiliates to unwind or adjust all
                                            or a material portion of the hedge
                                            with respect to the SPARQS.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (i) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant
                                        exchange, (ii) a decision to
                                        permanently discontinue trading in the
                                        relevant options contract will not
                                        constitute a Market Disruption Event,
                                        (iii) limitations pursuant to NYSE Rule
                                        80A (or any applicable rule or
                                        regulation enacted or promulgated by
                                        the NYSE, any other self-regulatory
                                        organization or the Securities and
                                        Exchange Commission (the "Commission")
                                        of scope similar to NYSE Rule 80A as
                                        determined by the Calculation Agent) on
                                        trading during significant market
                                        fluctuations shall constitute a
                                        suspension, absence or material
                                        limitation of trading, (iv) a
                                        suspension of trading in options
                                        contracts on Nextel Stock by the
                                        primary securities market trading in
                                        such options, if available, by reason
                                        of (a) a price change exceeding limits
                                        set by such securities exchange or
                                        market, (b) an imbalance of orders
                                        relating to such contracts or (c) a
                                        disparity in bid and ask quotes
                                        relating to such contracts will
                                        constitute a suspension, absence or
                                        material limitation of trading in
                                        options contracts related to Nextel
                                        Stock and (v) a suspension, absence or
                                        material limitation of trading on the
                                        primary securities market on which
                                        options contracts related to Nextel
                                        Stock are traded will not include any
                                        time when such securities market is
                                        itself closed for trading under
                                        ordinary circumstances.

Alternate Exchange Calculation
in Case of an Event of Default........  In case an event of default with respect to the SPARQS shall have
                                        occurred and be continuing, the amount
                                        declared due and payable per SPARQS
                                        upon any acceleration of the SPARQS (an
                                        "Event of Default Acceleration") shall
                                        be determined by the Calculation Agent
                                        and shall be an amount in cash equal to
                                        the lesser of (i) the product of (x)
                                        the Market Price of Nextel Stock
                                        (and/or the value of any Exchange
                                        Property) as of the date of such
                                        acceleration and (y) the then current
                                        Exchange Ratio and (ii) the Call Price
                                        calculated as though the date of
                                        acceleration were the Call Date (but in
                                        no event less than the Call Price for
                                        the first Call Date), in each case plus
                                        accrued but unpaid interest to but
                                        excluding the date of acceleration;
                                        provided that if we have called the
                                        SPARQS in accordance with the Morgan
                                        Stanley Call Right, the amount declared
                                        due and payable upon any such
                                        acceleration shall be an amount in cash
                                        for each SPARQS equal to the Call Price
                                        for the Call Date specified in our
                                        notice of mandatory exchange, plus
                                        accrued but unpaid interest to but
                                        excluding the date of acceleration.

Nextel Stock;
Public Information....................  Nextel Communications, Inc. is a
                                        provider of wireless communications
                                        services in the United States,
                                        including digital wireless services,
                                        long-range digital walkie-talkie
                                        services and wireless data services.
                                        Nextel Stock is registered under the
                                        Exchange Act. Companies with securities
                                        registered under the Exchange Act are
                                        required to file periodically certain
                                        financial and other information
                                        specified by the Commission.
                                        Information provided to or filed with
                                        the Commission can be inspected and
                                        copied at the public reference
                                        facilities maintained by the Commission
                                        at Room 1024, 450 Fifth Street, N.W.,
                                        Washington, D.C. 20549, and copies of
                                        such material can be obtained from the
                                        Public Reference Section of the
                                        Commission, 450 Fifth Street, N.W.,
                                        Washington, D.C. 20549, at prescribed
                                        rates. In addition, information
                                        provided to or filed with the
                                        Commission electronically can be
                                        accessed through a website maintained
                                        by the Commission. The address of the
                                        Commission's website is
                                        http://www.sec.gov. Information
                                        provided to or filed with the
                                        Commission by Nextel pursuant to the
                                        Exchange Act can be located by
                                        reference to Commission file number
                                        0-19656. In addition, information
                                        regarding Nextel may be obtained from
                                        other sources including, but not
                                        limited to, press releases, newspaper
                                        articles and other publicly
                                        disseminated documents. We make no
                                        representation or warranty as to the
                                        accuracy or completeness of such
                                        information.

                                        This pricing supplement relates only to
                                        the SPARQS offered hereby and does not
                                        relate to Nextel Stock or other
                                        securities of Nextel. We have derived
                                        all disclosures contained in this
                                        pricing supplement regarding Nextel
                                        from the publicly available documents
                                        described in the preceding paragraph.
                                        Neither we nor the Agent has
                                        participated in the preparation of such
                                        documents or made any due diligence
                                        inquiry with respect to Nextel in
                                        connection with the offering of the
                                        SPARQS. Neither we nor the Agent makes
                                        any representation that such publicly
                                        available documents or any other
                                        publicly available information
                                        regarding Nextel is accurate or
                                        complete. Furthermore, we cannot give
                                        any
                                        assurance that all events occurring
                                        prior to the date hereof (including
                                        events that would affect the accuracy
                                        or completeness of the publicly
                                        available documents described in the
                                        preceding paragraph) that would affect
                                        the trading price of Nextel Stock (and
                                        therefore the price of Nextel Stock at
                                        the time we price the SPARQS) have been
                                        publicly disclosed. Subsequent
                                        disclosure of any such events or the
                                        disclosure of or failure to disclose
                                        material future events concerning
                                        Nextel could affect the value received
                                        at maturity with respect to the SPARQS
                                        and therefore the trading prices of the
                                        SPARQS.

                                        Neither we nor any of our affiliates
                                        makes any representation to you as to
                                        the performance of Nextel Stock.

                                        We and/or our affiliates may presently
                                        or from time to time engage in business
                                        with Nextel, including extending loans
                                        to, or making equity investments in,
                                        Nextel or providing advisory services
                                        to Nextel, such as merger and
                                        acquisition advisory services. In the
                                        course of such business, we and/or our
                                        affiliates may acquire non-public
                                        information with respect to Nextel, and
                                        neither we nor any of our affiliates
                                        undertakes to disclose any such
                                        information to you. In addition, one or
                                        more of our affiliates may publish
                                        research reports with respect to
                                        Nextel. The statements in the preceding
                                        two sentences are not intended to
                                        affect the rights of investors in the
                                        SPARQS under the securities laws. As a
                                        prospective purchaser of SPARQS, you
                                        should undertake an independent
                                        investigation of Nextel as in your
                                        judgment is appropriate to make an
                                        informed decision with respect to an
                                        investment in Nextel Stock.

Historical Information................  The following table sets forth the published high and low Market Prices of
                                        Nextel Stock during 2000, 2001, 2002
                                        and 2003 through July 31, 2003. The
                                        Market Price of Nextel Stock on July
                                        31, 2003 was $18.26. We obtained the
                                        Market Prices and other information
                                        below from Bloomberg Financial Markets,
                                        and we believe such information to be
                                        accurate. You should not take the
                                        historical prices of Nextel Stock as an
                                        indication of future performance. The
                                        price of Nextel Stock may decrease so
                                        that at maturity you will receive an
                                        amount of Nextel Stock worth less than
                                        the principal amount of the SPARQS. We
                                        cannot give you any assurance that the
                                        price of Nextel Stock will increase so
                                        that at maturity you will receive an
                                        amount of Nextel Stock worth more than
                                        the principal amount of the SPARQS. To
                                        the extent that the Market Price at
                                        maturity of shares of Nextel Stock at
                                        the Exchange Ratio is less than the
                                        Issue Price of the SPARQS and the
                                        shortfall is not offset by the coupon
                                        paid on the SPARQS, you will lose money
                                        on your investment.

                                                                       High         Low
                                                                     --------    --------
                                        (CUSIP 65332V103)
                                        2000
                                        First Quarter................$  79.81    $  46.28
                                        Second Quarter...............   71.31       38.03
                                        Third Quarter................   72.50       44.19
                                        Fourth Quarter...............   43.81       23.00

                                                                       High         Low
                                                                     --------    --------
                                        2001
                                        First Quarter................   36.75       12.88
                                        Second Quarter...............   19.99       11.44
                                        Third Quarter................   17.72        7.95
                                        Fourth Quarter...............   12.25        7.17
                                        2002
                                        First Quarter ...............   11.67        3.55
                                        Second Quarter...............    6.04        3.10
                                        Third Quarter................    8.39        2.78
                                        Fourth Quarter...............   14.17        7.32
                                        2003
                                        First Quarter ...............   14.57       11.10
                                        Second Quarter...............   18.49       11.79
                                        Third Quarter (through
                                           July 31, 2003)............   20.04       18.15

                                        Historical prices of Nextel Stock have
                                        been adjusted for a 2-for-1 stock
                                        split, which became effective in the
                                        second quarter of 2000.

                                        Nextel has not paid cash dividends on
                                        Nextel Stock to date. We make no
                                        representation as to the amount of
                                        dividends, if any, that Nextel will pay
                                        in the future. In any event, as an
                                        investor in the SPARQS, you will not be
                                        entitled to receive dividends, if any,
                                        that may be payable on Nextel Stock.

Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the SPARQS will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the SPARQS. See
                                        also "Use of Proceeds" in the
                                        accompanying prospectus.

                                        On or prior to the day we offer the
                                        SPARQS for initial sale to the public,
                                        we, through our subsidiaries or others,
                                        expect to hedge our anticipated
                                        exposure in connection with the SPARQS
                                        by taking positions in Nextel Stock, in
                                        options contracts on Nextel Stock
                                        listed on major securities markets or
                                        positions in any other available
                                        securities or instruments that we may
                                        wish to use in connection with such
                                        hedging. Such purchase activity could
                                        potentially increase the price of
                                        Nextel Stock, and, accordingly,
                                        potentially increase the issue price of
                                        the SPARQS and, therefore, the price at
                                        which Nextel Stock must close before
                                        you would receive at maturity an amount
                                        of Nextel Stock worth as much as or
                                        more than the principal amount of the
                                        SPARQS. In addition, through our
                                        subsidiaries, we are likely to modify
                                        our hedge position throughout the life
                                        of the SPARQS by purchasing and selling
                                        Nextel Stock, options contracts on
                                        Nextel Stock listed on major securities
                                        markets or positions in any other
                                        available securities or instruments
                                        that we may wish to use in connection
                                        with such hedging activities. We cannot
                                        give any assurance that our hedging
                                        activities will not affect the price of
                                        Nextel Stock and, therefore, adversely
                                        affect the value of the SPARQS or the
                                        payment you will receive at maturity or
                                        upon any acceleration of the SPARQS.

Supplemental Information Concerning
Plan of Distribution..................  Under the terms and subject to the conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of SPARQS
                                        set forth on the cover of this pricing
                                        supplement. The Agent proposes
                                        initially to offer the SPARQS directly
                                        to the public at the public offering
                                        price set forth on the cover page of
                                        this pricing supplement plus accrued
                                        interest, if any, from the Original
                                        Issue Date. The Agent may allow a
                                        concession not in excess of     % of
                                        the principal amount of the SPARQS to
                                        other dealers. We expect to deliver the
                                        SPARQS against payment therefor in New
                                        York, New York on                     ,
                                        2003. After the initial offering of the
                                        SPARQS, the Agent may vary the offering
                                        price and other selling terms from time
                                        to time.

                                        In order to facilitate the offering of
                                        the SPARQS, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        SPARQS or Nextel Stock. Specifically,
                                        the Agent may sell more SPARQS than it
                                        is obligated to purchase in connection
                                        with the offering, creating a naked
                                        short position in the SPARQS for its
                                        own account. The Agent must close out
                                        any naked short position by purchasing
                                        the SPARQS in the open market. A naked
                                        short position is more likely to be
                                        created if the Agent is concerned that
                                        there may be downward pressure on the
                                        price of the SPARQS in the open market
                                        after pricing that could adversely
                                        affect investors who purchase in the
                                        offering. As an additional means of
                                        facilitating the offering, the Agent
                                        may bid for, and purchase, SPARQS or
                                        Nextel Stock in the open market to
                                        stabilize the price of the SPARQS. Any
                                        of these activities may raise or
                                        maintain the market price of the SPARQS
                                        above independent market levels or
                                        prevent or retard a decline in the
                                        market price of the SPARQS. The Agent
                                        is not required to engage in these
                                        activities, and may end any of these
                                        activities at any time. See "--Use of
                                        Proceeds and Hedging" above.

ERISA Matters for Pension Plans
and Insurance Companies...............  Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the
                                        SPARQS. Accordingly, among other
                                        factors, the fiduciary should consider
                                        whether the investment would satisfy
                                        the prudence and diversification
                                        requirements of ERISA and would be
                                        consistent with the documents and
                                        instruments governing the Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Prohibited transactions
                                        within the meaning of ERISA or the Code
                                        would likely arise, for example, if the
                                        SPARQS are acquired by or
                                        with the assets of a Plan with respect
                                        to which MS & Co., MSDWI or any of
                                        their affiliates is a service provider,
                                        unless the SPARQS are acquired pursuant
                                        to an exemption from the "prohibited
                                        transaction" rules. A violation of
                                        these "prohibited transaction" rules
                                        may result in an excise tax or other
                                        liabilities under ERISA and/or Section
                                        4975 of the Code for such persons,
                                        unless exemptive relief is available
                                        under an applicable statutory or
                                        administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the SPARQS.
                                        Those class exemptions are PTCE 96-23
                                        (for certain transactions determined by
                                        in-house asset managers), PTCE 95-60
                                        (for certain transactions involving
                                        insurance company general accounts),
                                        PTCE 91-38 (for certain transactions
                                        involving bank collective investment
                                        funds), PTCE 90-1 (for certain
                                        transactions involving insurance
                                        company separate accounts) and PTCE
                                        84-14 (for certain transactions
                                        determined by independent qualified
                                        asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans,
                                        the SPARQS may not be purchased or held
                                        by any Plan, any entity whose
                                        underlying assets include "plan assets"
                                        by reason of any Plan's investment in
                                        the entity (a "Plan Asset Entity") or
                                        any person investing "plan assets" of
                                        any Plan, unless such purchaser or
                                        investor is eligible for exemptive
                                        relief, including relief available
                                        under PTCE 96-23, 95-60, 91-38, 90-1 or
                                        84-14 or such purchase and holding is
                                        otherwise not prohibited. Any
                                        purchaser, including any fiduciary
                                        purchasing on behalf of a Plan, or
                                        investor in the SPARQS will be deemed
                                        to have represented, in its corporate
                                        and fiduciary capacity, by its purchase
                                        and holding thereof that it either (a)
                                        is not a Plan or a Plan Asset Entity
                                        and is not purchasing such securities
                                        on behalf of or with "plan assets" of
                                        any Plan or (b) is eligible for
                                        exemptive relief or such purchase or
                                        holding is not prohibited by ERISA or
                                        Section 4975 of the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which
                                        the Plan has invested. Accordingly,
                                        insurance company general accounts that
                                        include assets of a Plan must ensure
                                        that one of the foregoing exemptions is
                                        available. Due to the complexity of
                                        these rules and the penalties that may
                                        be imposed upon persons involved in
                                        non-exempt prohibited transactions, it
                                        is particularly important that
                                        fiduciaries or other persons
                                        considering purchasing the SPARQS on
                                        behalf of or with "plan assets" of any
                                        Plan consult with their counsel
                                        regarding the availability of exemptive
                                        relief under PTCE 96-23, 95-60, 91-38,
                                        90-1 or 84-14.

                                        Certain plans that are not subject to
                                        ERISA, including plans maintained by
                                        state and local governmental entities,
                                        are nonetheless subject to investment
                                        restrictions under the terms of
                                        applicable local law. Such restrictions
                                        may preclude the purchase of the
                                        SPARQS.

                                        In addition to considering the
                                        consequences of holding the SPARQS,
                                        employee benefit plans subject to ERISA
                                        (or insurance companies deemed to be
                                        investing ERISA plan assets) purchasing
                                        the SPARQS should also consider the
                                        possible implications of owning Nextel
                                        Stock upon exchange of the SPARQS at
                                        maturity. Purchasers of the SPARQS have
                                        exclusive responsibility for ensuring
                                        that their purchase and holding of the
                                        SPARQS do not violate the prohibited
                                        transaction rules of ERISA or the Code,
                                        or any requirements applicable to
                                        government or other benefit plans that
                                        are not subject to ERISA or the Code.

United States Federal Income
Taxation..............................  The following summary is based on the advice of Davis Polk & Wardwell, our
                                        special tax counsel ("Tax Counsel"),
                                        and is a general discussion of the
                                        principal potential U.S. federal income
                                        tax consequences to initial investors
                                        in the SPARQS purchasing the SPARQS at
                                        the Issue Price, who will hold the
                                        SPARQS as capital assets within the
                                        meaning of Section 1221 of the Code.
                                        This summary is based on the Code,
                                        administrative pronouncements, judicial
                                        decisions and currently effective and
                                        proposed Treasury regulations, changes
                                        to any of which subsequent to the date
                                        of this pricing supplement may affect
                                        the tax consequences described herein.
                                        This summary does not address all
                                        aspects of U.S. federal income taxation
                                        that may be relevant to a particular
                                        investor in light of its individual
                                        circumstances or to certain types of
                                        investors subject to special treatment
                                        under the U.S. federal income tax laws
                                        (e.g., taxpayers who are not U.S.
                                        Holders, as defined below, certain
                                        financial institutions, tax-exempt
                                        organizations, dealers and certain
                                        traders in options or securities,
                                        partnerships or other entities
                                        classified as partnerships, or persons
                                        who hold a SPARQS as a part of a
                                        hedging transaction, straddle,
                                        conversion or other integrated
                                        transaction). As the law applicable to
                                        the U.S. federal income taxation of
                                        instruments such as the SPARQS is
                                        technical and complex, the discussion
                                        below necessarily represents only a
                                        general summary. Moreover, the effect
                                        of any applicable state, local or
                                        foreign tax laws is not discussed.

                                        General

                                        Pursuant to the terms of the SPARQS, we
                                        and every investor in the SPARQS agree
                                        (in the absence of an administrative
                                        determination or judicial ruling to the
                                        contrary) to characterize a SPARQS for
                                        all tax purposes as an investment unit
                                        consisting of the following components
                                        (the "Components"): (i) a terminable
                                        contract (the "Terminable Forward
                                        Contract") that (a) requires investors
                                        in the SPARQS (subject to the Morgan
                                        Stanley Call Right) to purchase, and us
                                        to sell, for an amount equal to
                                        $        (the "Forward Price"), Nextel
                                        Stock at maturity and (b) allows us,
                                        upon exercise of the Morgan Stanley
                                        Call Right, to terminate the Terminable
                                        Forward Contract by returning to
                                        investors the Deposit (as defined
                                        below) and paying to investors an
                                        amount of cash equal to the difference
                                        between the Call Price and the Deposit;
                                        and (ii) a deposit with us of a fixed
                                        amount of cash, equal to the Issue
                                        Price, to secure the investors'
                                        obligation to purchase Nextel Stock
                                        (the "Deposit"), which Deposit bears an
                                        annual yield of     % per annum, which
                                        yield is based on our cost of
                                        borrowing. Under this characterization,
                                        less than the full quarterly
                                        payments on the SPARQS will be
                                        attributable to the yield on the
                                        Deposit. Accordingly, the excess of the
                                        quarterly payments on the SPARQS over
                                        the portion of those payments
                                        attributable to the yield on the
                                        Deposit will represent payments
                                        attributable to the investors' entry
                                        into the Terminable Forward Contract
                                        (the "Contract Fees"). Furthermore,
                                        based on our determination of the
                                        relative fair market values of the
                                        Components at the time of issuance of
                                        the SPARQS, we will allocate 100% of
                                        the Issue Price of the SPARQS to the
                                        Deposit and none to the Terminable
                                        Forward Contract. Our allocation of the
                                        Issue Price among the Components will
                                        be binding on investors in the SPARQS,
                                        unless an investor timely and
                                        explicitly discloses to the IRS that
                                        its allocation is different from ours.
                                        The treatment of the SPARQS described
                                        above and our allocation are not,
                                        however, binding on the IRS or the
                                        courts. No statutory, judicial or
                                        administrative authority directly
                                        addresses the characterization of the
                                        SPARQS or instruments similar to the
                                        SPARQS for U.S. federal income tax
                                        purposes, and no ruling is being
                                        requested from the IRS with respect to
                                        the SPARQS. Due to the absence of
                                        authorities that directly address
                                        instruments that are similar to the
                                        SPARQS, Tax Counsel is unable to render
                                        an opinion as to the proper U.S.
                                        federal income tax characterization of
                                        the SPARQS. As a result, significant
                                        aspects of the U.S. federal income tax
                                        consequences of an investment in the
                                        SPARQS are not certain, and no
                                        assurance can be given that the IRS or
                                        the courts will agree with the
                                        characterization described herein.
                                        Accordingly, you are urged to consult
                                        your own tax advisor regarding the U.S.
                                        federal income tax consequences of an
                                        investment in the SPARQS (including
                                        alternative characterizations of the
                                        SPARQS) and with respect to any tax
                                        consequences arising under the laws of
                                        any state, local or foreign taxing
                                        jurisdiction. Unless otherwise stated,
                                        the following discussion is based on
                                        the treatment and the allocation
                                        described above.

                                        U.S. Holders

                                        As used herein, the term "U.S. Holder"
                                        means an owner of a SPARQS that is, for
                                        U.S. federal income tax purposes, (i) a
                                        citizen or resident of the United
                                        States, (ii) a corporation created or
                                        organized under the laws of the United
                                        States or any political subdivision
                                        thereof or (iii) an estate or trust the
                                        income of which is subject to U.S.
                                        federal income taxation regardless of
                                        its source.

                                        Tax Treatment of the SPARQS

                                        Assuming the characterization of the
                                        SPARQS and the allocation of the Issue
                                        Price as set forth above, Tax Counsel
                                        believes that the following U.S.
                                        federal income tax consequences should
                                        result.

                                        Quarterly Payments on the SPARQS. To
                                        the extent attributable to the yield on
                                        the Deposit, quarterly payments on the
                                        SPARQS will generally be taxable to a
                                        U.S. Holder as ordinary income at the
                                        time accrued or received in accordance
                                        with the U.S. Holder's method of
                                        accounting for U.S. federal income tax
                                        purposes. As discussed above, any
                                        excess of the quarterly payments over
                                        the portion thereof attributable to the
                                        yield on the Deposit will be treated as
                                        Contract

                                        Fees. Although the U.S. federal income
                                        tax treatment of Contract Fees is
                                        uncertain, we intend to take the
                                        position, and the following discussion
                                        assumes, that any Contract Fees with
                                        respect to the SPARQS constitute
                                        taxable income to a U.S. Holder at the
                                        time accrued or received in accordance
                                        with the U.S. Holder's method of
                                        accounting for U.S. federal income tax
                                        purposes.

                                        Tax Basis. Based on our determination
                                        set forth above, the U.S. Holder's tax
                                        basis in the Terminable Forward
                                        Contract will be zero, and the U.S.
                                        Holder's tax basis in the Deposit will
                                        be 100% of the Issue Price.

                                        Settlement of the Terminable Forward
                                        Contract. Upon maturity of the
                                        Terminable Forward Contract, a U.S.
                                        Holder would, pursuant to the
                                        Terminable Forward Contract, be deemed
                                        to have applied the Forward Price
                                        toward the purchase of Nextel Stock,
                                        and the U.S. Holder would not recognize
                                        any gain or loss with respect to any
                                        Nextel Stock received. With respect to
                                        any cash received upon maturity (other
                                        than in respect of any accrued interest
                                        on the Deposit and any accrued Contract
                                        Fees), a U.S. Holder would recognize
                                        gain or loss. The amount of such gain
                                        or loss would be the extent to which
                                        the amount of such cash received
                                        differs from the pro rata portion of
                                        the Forward Price allocable to the cash
                                        as described in the following
                                        paragraph. Any such gain or loss would
                                        generally be capital gain or loss, as
                                        the case may be.

                                        With respect to any Nextel Stock
                                        received upon maturity, the U.S. Holder
                                        would have an adjusted tax basis in the
                                        Nextel Stock equal to the pro rata
                                        portion of the Forward Price allocable
                                        to it. The allocation of the Forward
                                        Price between the right to receive cash
                                        and Nextel Stock should be based on the
                                        amount of the cash received (excluding
                                        cash in respect of any accrued interest
                                        on the Deposit and any accrued Contract
                                        Fees) and the relative fair market
                                        value of Nextel Stock as of the
                                        Maturity Date. The holding period for
                                        any Nextel Stock received would start
                                        on the day after the maturity of the
                                        SPARQS.

                                        Price Event Acceleration. Although the
                                        tax consequences of a Price Event
                                        Acceleration are uncertain, we intend
                                        to treat a Price Event Acceleration as
                                        (i) the repayment by us of the Deposit
                                        for a price equal to the Forward Price
                                        plus the present value of the portion
                                        of the remaining scheduled payments on
                                        the SPARQS (from and including the date
                                        of acceleration) that is attributable
                                        to interest on the Deposit, and (ii)
                                        the settlement of the Terminable
                                        Forward Contract through the delivery
                                        by the U.S. Holder to us of the Forward
                                        Price in exchange for (a) shares of
                                        Nextel Stock and (b) cash equal to the
                                        present value of the portion of the
                                        remaining scheduled payments on the
                                        SPARQS (from and including the date of
                                        acceleration) that is attributable to
                                        Contract Fees. We will also pay cash
                                        representing unpaid interest on the
                                        Deposit and unpaid Contract Fees that
                                        accrued up to but excluding the date of
                                        acceleration.

                                        Assuming the characterization of the
                                        Price Event Acceleration described
                                        above, a U.S. Holder would, with
                                        respect to the price paid for the
                                        Deposit, recognize capital gain or loss
                                        equal to the difference
                                        between such amount and the U.S.
                                        Holder's basis in the Deposit which, in
                                        the case of an initial investor, would
                                        be capital gain equal to the present
                                        value of the portion of remaining
                                        scheduled payments on the SPARQS
                                        attributable to the interest on the
                                        Deposit. In general, the tax treatment
                                        of the settlement of the Terminable
                                        Forward Contract upon a Price Event
                                        Acceleration would be the same as
                                        described above under "--Settlement of
                                        the Terminable Forward Contract."
                                        However, the tax treatment of cash
                                        received with respect to the present
                                        value of the portion of the remaining
                                        scheduled payments on the SPARQS that
                                        is attributable to Contract Fees is
                                        uncertain. Such amount could be treated
                                        as an adjustment to the Forward Price,
                                        which would reduce the basis a U.S.
                                        Holder would have in Nextel Stock
                                        received, or as additional cash
                                        proceeds with respect to the Forward
                                        Contract, which would be treated as
                                        described above under "--Settlement of
                                        the Terminable Forward Contract." U.S.
                                        Holders are urged to consult their own
                                        tax advisors regarding the U.S. federal
                                        income tax treatment of cash received
                                        with respect to the Terminable Forward
                                        Contract upon a Price Event
                                        Acceleration.

                                        Any cash received with respect to
                                        accrued interest on the Deposit and any
                                        accrued Contract Fees will be taxed as
                                        described under "--Quarterly Payments
                                        on the SPARQS" above.

                                        Sale, Exchange or Early Retirement of
                                        the SPARQS. Upon a sale or exchange of
                                        a SPARQS prior to the maturity of the
                                        SPARQS, upon their retirement prior to
                                        maturity pursuant to the Morgan Stanley
                                        Call Right or upon the occurrence of a
                                        Reorganization Event Acceleration or an
                                        Event of Default Acceleration, a U.S.
                                        Holder would recognize taxable gain or
                                        loss equal to the difference between
                                        the amount realized on such sale,
                                        exchange, retirement or occurrence and
                                        the U.S. Holder's tax basis in the
                                        SPARQS so sold, exchanged or retired.
                                        Any such gain or loss would generally
                                        be capital gain or loss, as the case
                                        may be. Such U.S. Holder's tax basis in
                                        the SPARQS would generally equal the
                                        U.S. Holder's tax basis in the Deposit.
                                        For these purposes, the amount realized
                                        does not include any amount
                                        attributable to accrued but unpaid
                                        interest payments on the Deposit, which
                                        would be taxed as described under
                                        "--Quarterly Payments on the SPARQS"
                                        above. It is uncertain whether the
                                        amount realized includes any amount
                                        attributable to accrued but unpaid
                                        Contract Fees. U.S. Holders should
                                        consult their own tax advisors
                                        regarding the treatment of accrued but
                                        unpaid Contract Fees upon the sale,
                                        exchange or retirement of a SPARQS.

                                        Possible Alternative Tax Treatments of
                                        an Investment in the SPARQS

                                        Due to the absence of authorities that
                                        directly address the proper
                                        characterization of the SPARQS, no
                                        assurance can be given that the IRS
                                        will accept, or that a court will
                                        uphold, the characterization and tax
                                        treatment described above. In
                                        particular, the IRS could seek to
                                        analyze the U.S. federal income tax
                                        consequences of owning a SPARQS under
                                        Treasury regulations governing
                                        contingent payment debt instruments
                                        (the "Contingent Payment Regulations").

                                        If the IRS were successful in asserting
                                        that the Contingent Payment Regulations
                                        applied to the SPARQS, the timing and
                                        character of income thereon would be
                                        significantly affected. Among other
                                        things, a U.S. Holder would be required
                                        to accrue as original issue discount
                                        income, subject to adjustments, at a
                                        "comparable yield" on the Issue Price.
                                        In addition, a U.S. Holder would
                                        recognize income upon maturity of the
                                        SPARQS to the extent that the value of
                                        Nextel Stock and cash (if any) received
                                        exceeds the adjusted issue price.
                                        Furthermore, any gain realized with
                                        respect to the SPARQS would generally
                                        be treated as ordinary income.

                                        Even if the Contingent Payment
                                        Regulations do not apply to the SPARQS,
                                        other alternative U.S. federal income
                                        tax characterizations or treatments of
                                        the SPARQS are also possible, and if
                                        applied could also affect the timing
                                        and the character of the income or loss
                                        with respect to the SPARQS. It is
                                        possible, for example, that a SPARQS
                                        could be treated as constituting an
                                        "open transaction" with the result that
                                        the quarterly payments on the SPARQS
                                        might not be accounted for separately
                                        as giving rise to income to U.S.
                                        Holders. Other alternative
                                        characterizations are also possible.
                                        Accordingly, prospective purchasers are
                                        urged to consult their own tax advisors
                                        regarding the U.S. federal income tax
                                        consequences of an investment in the
                                        SPARQS.

                                        Backup Withholding and Information
                                        Reporting

                                        Information reporting and backup
                                        withholding may apply in respect of the
                                        amounts paid to the U.S. Holder, unless
                                        such U.S. Holder provides proof of an
                                        applicable exemption or a correct
                                        taxpayer identification number, and
                                        otherwise complies with applicable
                                        requirements of the backup withholding
                                        rules. The amounts withheld under the
                                        backup withholding rules are not an
                                        additional tax and may be refunded, or
                                        credited against the U.S. Holder's U.S.
                                        federal income tax liability, provided
                                        the required information is furnished
                                        to the IRS.

                                                                        Annex A
                      Hypothetical Call Price Calculations

The following tables set forth sample calculations of the Call Price for hypothetical Call Dates of March 1, 2004, June 30, 2004 and September 1, 2004 (the scheduled Maturity Date) based on the following hypothetical terms:

     o    Original Issue Date: August 22, 2003
     o Interest Payment Dates: December 1, 2003, March 1, 2004, June 1, 2004 and the Maturity Date
     o Yield to Call: 32.5% per annum (computed on the basis of a 360-day year of twelve 30-day months)
     o    Issue Price: $18.50 per SPARQS
     o    Interest Rate: 8% per annum

The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date at the applicable Discount Factor, equals the Issue Price. The Discount Factor is based on the hypothetical Yield to Call rate of 32.5% per annum and the number of years (or fraction of a year) from the Original Issue Date to and including the applicable payment date and is represented by the following formula:

                           1
     Discount Factor = --------  , where x is the number of years from the
                       1.325(x) Original Issue Date to and including the applicable payment date.

The Call Price in each of the hypothetical examples shown below is determined as follows:

     o The known cash flows on the SPARQS (i.e., the interest payments) are discounted to their present value on the Original Issue Date at the applicable Discount Factor. The sum of these present values equals the present value on the Original Issue Date of all of the interest payments payable on the SPARQS to and including the applicable Call Date.

          o For example, the present value of all of the interest payments for the hypothetical Call Date of March 1, 2004 is $.6959 ($.3767 + $.3192).

     o Since the present value of all payments on the SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payment on each SPARQS) must equal the Issue Price, we can determine the present value of the applicable Call Price by subtracting the sum of the present values of the interest payments from the Issue Price.

          o For example, for the hypothetical Call Date of March 1, 2004, the present value of the Call Price is $17.8041 ($18.5000 - $.6959).

     o The Call Price is then derived by determining the amount that, when discounted to the Original Issue Date from the applicable Call Date at the applicable Discount Factor, equals the present value of the Call Price.

          o For the hypothetical Call Date of March 1, 2004, the Call Price is therefore $20.6388, which is the amount that if paid on March 1, 2004 has a present value on the Original Issue Date of $17.8041, based on the applicable Discount Factor.

                             o         o         o

The Call Prices calculated in the following tables are based upon the hypothetical terms set forth above and the three sample Call Dates. The actual amount you will receive if we call the SPARQS will depend upon the actual terms of the SPARQS and the actual Call Date.

                                                     Call Date of March 1, 2004
                                                     --------------------------


                                                                                                                       Present Value
                                                                                                                        at Original
                                                                                                                        Issue Date
                                                                                                                          of Cash
                                          Accrued but                                         Years from                Received on
                                            Unpaid                                Days from    Original      Discount     Payment
                      Issue    Interest    Interest                  Total Cash    Original      Issue        Factor      Date at
                      Price    Payments   Received on   Call Price   Received on    Issue        Date        at Yield      Yield
Payment Date          Paid     Received    Call Date    Received(1) Payment Date   Date(2)   (Days(2)/360)  to Call(3)    to Call
-------------------  -------   --------   -----------   ----------- ------------  ---------  -------------  ---------- -------------
August 22, 2003      ($18.50)    --           --            --          --             0         .00000      100.000%      --

December 1, 2003       --        $.4070       --            --           $.4070       99         .27500       92.553%       $.3767

Call Date (March 1,    --        --           $.3700        --           $.3700      189         .52500       86.265%       $.3192
2004)

Call Date (March 1,    --        --           --           $20.6388    $20.6388      189         .52500       86.265%     $17.8041
2004)

Total amount received on the Call Date: $21.0088                                                                 Total:   $18.5000

Total amount received over the term of the SPARQS: $21.4158

---------
(1)  The Call Price of $20.6388 is the dollar amount that has a present value of $17.8041, which has been discounted to the Original
     Issue Date from the Call Date at the Yield to Call rate of 32.5% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $18.50.

(2)  Based upon a 360-day year of twelve 30-day months.

                          1
(3)  Discount Factor = -------- , where x is Years from Original Issue Date to and including the applicable payment date.
                       1.325(x)



                                                                 A-2

                                                     Call Date of June 30, 2004
                                                     --------------------------


                                                                                                                       Present Value
                                                                                                                        at Original
                                                                                                                        Issue Date
                                                                                                                          of Cash
                                          Accrued but                                         Years from                Received on
                                            Unpaid                                Days from    Original      Discount     Payment
                      Issue    Interest    Interest                  Total Cash    Original      Issue        Factor      Date at
                      Price    Payments   Received on   Call Price   Received on    Issue        Date        at Yield      Yield
Payment Date          Paid     Received    Call Date    Received(1) Payment Date   Date(2)   (Days(2)/360)  to Call(3)    to Call
-------------------  -------   --------   -----------   ----------- ------------  ---------  -------------  ---------- -------------
August 22, 2003      ($18.50)    --          --           --           --             0         .00000      100.000%      --

December 1, 2003       --        $.4070      --           --            $.4070       99         .27500       92.553%       $.3767

March 1, 2004          --        $.3700      --           --            $.3700      189         .52500       86.265%       $.3192

June 1, 2004           --        $.3700      --           --            $.3700      279         .77500       80.405%       $.2975

Call Date (June 30,    --        --          $.1192       --            $.1192      308         .85556       78.603%       $.0937
2004)

Call Date (June 30,    --        --          --          $22.1530     $22.1530      308         .85556       78.603%     $17.4129
2004)

Total amount received on the Call Date: $22.2722                                                                Total:   $18.5000

Total amount received over the term of the SPARQS: $23.4192

----------------
(1)  The Call Price of $22.1530 is the dollar amount that has a present value of $17.4129, which has been discounted to the Original
     Issue Date from the Call Date at the Yield to Call rate of 32.5% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $18.50.

(2)  Based upon a 360-day year of twelve 30-day months.

                          1
(3)  Discount Factor = -------- , where x is Years from Original Issue Date to and including the applicable payment date.
                       1.325(x)


                                                                 A-3

                                           Call Date of September 1, 2004 (Maturity Date)
                                           ----------------------------------------------


                                                                                                                       Present Value
                                                                                                                        at Original
                                                                                                                        Issue Date
                                                                                                                          of Cash
                                          Accrued but                                         Years from                Received on
                                            Unpaid                                Days from    Original      Discount     Payment
                      Issue    Interest    Interest                  Total Cash    Original      Issue        Factor      Date at
                      Price    Payments   Received on   Call Price   Received on    Issue        Date        at Yield      Yield
Payment Date          Paid     Received    Call Date    Received(1) Payment Date   Date(2)   (Days(2)/360)  to Call(3)    to Call
-------------------  -------   --------   -----------   ----------- ------------  ---------  -------------  ---------- -------------
August 22,  2003     ($18.50)    --          --           --           --             0         .00000      100.000%      --

December 1, 2003       --        $.4070      --           --            $.4070       99         .27500       92.553%       $.3767

March 1, 2004          --        $.3700      --           --            $.3700      189         .52500       86.265%       $.3192

June 1, 2004           --        $.3700      --           --            $.3700      279         .77500       80.405%       $.2975

Call Date (September   --        --          $.3700       --            $.3700      369        1.02500       74.943%       $.2773
1, 2004)

Call Date (September   --        --          --          $22.9899     $22.9899      369        1.02500       74.943%     $17.2293
1, 2004)

Total amount received on the Call Date: $23.3599                                                                Total:   $18.5000

Total amount received over the term of the SPARQS: $24.5069

----------------
(1)  The Call Price of $22.9899 is the dollar amount that has a present value of $17.2293, which has been discounted to the Original
     Issue Date from the Call Date at the Yield to Call rate of 32.5% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $18.50.

(2)  Based upon a 360-day year of twelve 30-day months.

                          1
(3)  Discount Factor = -------- , where x is Years from Original Issue Date to and including the applicable payment date.
                       1.325(x)


                                                                 A-4